EXHIBIT A

                            AGREEMENT OF JOINT FILING

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any amendments thereto, with respect to the Common Stock, par value $.01 per share, of Optimark Holdings, Inc. and that such agreement be included as an exhibit to such filing.

         This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of April 3, 2001.

                                      SOFTBANK CORP.


                                      By: /s/ Stephen A. Grant
                                         ------------------------------
                                             Name:   Stephen A. Grant
                                             Title:  Attorney-in-Fact

                                      SOFTBANK Capital Partners, L.P.


                                      By: /s/ Ronald D. Fisher
                                         ------------------------------
                                             Name:   Ronald D. Fisher
                                             Title:  Managing Member

                                      SOFTBANK Capital, L.P.


                                      By: /s/ Ronald D. Fisher
                                         ------------------------------
                                             Name:   Ronald D. Fisher
                                             Title:  Managing Member


                               Page 16 of 17 Pages



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                                      SOFTBANK Capital Partners LLC


                                      By: /s/ Ronald D. Fisher
                                         ------------------------------
                                             Name:   Ronald D. Fisher
                                             Title:  Managing Member

                                      SOFTBANK Capital Partners Investment, Inc.


                                      By: /s/ Ronald D. Fisher
                                         ------------------------------
                                             Name:   Ronald D. Fisher
                                             Title:  President

                                      SOFTBANK Holdings Inc.


                                      By: /s/ Stephen A. Grant
                                         ------------------------------
                                             Name:   Stephen A. Grant
                                             Title:  Attorney-in-Fact



                                       /s/ Ronald D. Fisher
                                      ---------------------------------
                                      Ronald D. Fisher

                                      Masayoshi Son


                                      By: /s/ Stephen A. Grant
                                         ------------------------------
                                             Name:   Stephen A. Grant
                                             Title:  Attorney-in-Fact




                               Page 17 of 17 Pages